Exhibit 99.1

BUILD-A-BEAR WORKSHOP REPORTS FIRST QUARTER FISCAL 2024 RESULTS

ST. LOUIS, MO (May 30, 2024) – Build-A-Bear Workshop, Inc. (NYSE: BBW) today announced results for the first quarter of fiscal year 2024 ended May 4, 2024.

●	First quarter revenues were $114.7 million, a decrease of 4.4%, pre-tax income was $15.0 million, a decrease of 22.3%, and diluted earnings per share was $0.82, a decrease of 16.3%
●	The Company reiterates its fiscal 2024 guidance with expectations for growth in total revenues and pre-tax income, as well as net new unit growth of at least 50 experience locations globally
●	For first quarter 2024, the Company returned $12.1 million to shareholders in the form of share repurchases and a quarterly dividend

“Although first quarter results were slightly below internal expectations due to some continued web demand challenges and a weaker spending environment, we remain confident in our annual guidance,” commented Sharon Price John, President and Chief Executive Officer of Build-A-Bear Workshop. “As we continue to execute on our strategic initiatives to leverage the power of the Build-A-Bear brand, we expect to see positive momentum as the year progresses across a number of fronts. These include our omni-channel integration and new global experience locations across our corporately-operated, partner-operated, and franchise store models, such as recently opened partner locations in Italy, Colombia, and France.” Ms. John continued, “We also recently launched a new brand campaign, 'The Stuff You Love,' to commemorate more than a quarter-century of creating and celebrating cherished memories worldwide, with a user-generated-content contest for consumers to share their own special moments.”

Voin Todorovic, Chief Financial Officer of Build-A-Bear Workshop added, “As previously shared, we had planned first quarter to have unfavorable expense timing, and while results were lower than expected, the quarter was significantly more profitable than any pre-Covid first quarter since our IPO, demonstrating the sustainability of our transformed business model. In conjunction with Build-A-Bear’s strong cash flow generation, and our confidence in the company's continued financial performance, we have returned nearly $30 million to shareholders in the form of share repurchases and a quarterly dividend over the past twelve months, inclusive of $12 million in the first quarter."

First Quarter Fiscal 2024 Results

(13 weeks ended May 4, 2024, compared to the 13 weeks ended April 29, 2023)

●	Total revenues were $114.7 million and decreased 4.4%

o	Net retail sales were $107.9 million and decreased 3.8%
o	Consolidated e-commerce demand (online orders fulfilled from either the Company’s warehouse or its stores) decreased 11.3%
o	Commercial and international franchise revenues were a combined $6.9 million and decreased 13.7%

●

Pre-tax income was $15.0 million, or 13.1% of total revenues, a decrease of 300 basis points, driven by a 350-basis point increase in Selling, General and Administrative (“SG&A”) expense, mainly from higher wage rates, expense timing, and general inflationary pressures, partially offset by an increase in interest income and gross margin expansion.

●	Diluted earnings per share (“EPS”) was $0.82, a decline of 16.3%, reflecting lower pretax income, partially offset by a lower tax rate, as well as a reduction in share count.

●	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) was $18.3 million, a decline of 18.3%, and represented 15.9% of total revenues.

Store Activity

For the quarter, the company had net new unit growth of six global experience locations, comprised of five partner-operated locations and three franchise locations, less the net closure of two corporately-managed locations. At the end of the first quarter, Build-A-Bear had 531 global locations through a combination of its corporately-managed, partner-operated, and franchise models. Globally, this reflects 357 corporately-managed stores, 97 partner-operated stores, and 77 franchise stores.

Balance Sheet

At first quarter end, cash and cash equivalents totaled $38.2 million, an increase of $5.4 million, or 16.5%, compared to $32.8 million at first quarter-end last year. The Company finished the quarter with no borrowings under its revolving credit facility.

For the first quarter, capital expenditures totaled $2.4 million.

Inventory at quarter end was $64.0 million, reflecting a decline of $2.5 million, or 3.7% compared to first quarter-end last year. The Company remains comfortable with the level and composition of its inventory.

Return of Capital to Shareholders

For the first quarter, the Company utilized $9.2 million in cash to repurchase 343,406 shares of its common stock and paid a $2.9 million quarterly cash dividend to shareholders.

Since first quarter-end through May 29, the Company utilized $2.0 million in cash to repurchase an additional 66,476 shares of its common stock, with $15.0 million remaining under the Board authorized $50.0 million stock repurchase program adopted on August 31, 2022.

2024 Outlook

The Company reaffirms its fiscal 2024 outlook with expectations of delivering growth in total revenues and pre-tax income compared to our 53-week fiscal 2023:

●	Total revenue growth on a low-to-mid-single-digit percentage basis
●	Pre-tax income growth on a low-single-digit percentage basis

For comparative purposes, the company notes that the additional week in fiscal 2023 was approximately $7 million in total revenues with an estimated 35% flow-through to EBITDA.

For fiscal 2024, as compared to the 2023 non-GAAP 52-week year, the Company expects:

●	Total revenue growth on a mid-single-digit percentage basis
●	Pre-tax income growth on a mid-single-digit percentage basis

In addition, for fiscal 2024, the Company currently expects:

●	Net new unit growth of at least 50 experience locations, through a combination of corporately-managed, partner-operated, and franchised business models
●	Capital expenditures in the range of $18 million to $20 million
●	Depreciation and amortization in the range of $15 million to $16 million
●	Tax rate to approximate 26%, excluding discrete items

The Company’s guidance considers a variety of factors including anticipated ongoing inflationary pressures and increased freight costs. Additionally, the Company’s outlook assumes no further material changes in the macroeconomic or geopolitical environment, or relevant foreign currency exchange rates.

Note Regarding Non-GAAP Financial Measures

In this press release, the Company’s financial results are provided both in accordance with generally accepted accounting principles (GAAP) and using certain non-GAAP financial measures. In particular, the Company provides historic income adjusted to exclude certain costs, which are non-GAAP financial measures. These results are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help identify underlying trends in the Company’s business and provide useful information to both management and investors by excluding certain items that may not be indicative of the Company’s core operating results. These measures should not be considered a substitute for or superior to GAAP results. These non-GAAP financial measures are defined and reconciled to the most comparable GAAP measure later in this document.

Webcast and Conference Call Information

At 9:00 AM ET today, Build-A-Bear Workshop will host a conference call with investors and financial analysts to discuss its financial results. The conference call will be webcast on Build-Bear’s Investor Relations website, https://ir.buildabear.com.

The dial-in number for the live conference call is (877) 407-3982 or (201) 493-6780 for international callers.  The access code is Build-A-Bear.  The call is expected to conclude by 10 AM ET.

A replay of the conference call webcast will be available in the investor relations website for one year. A telephone replay will be available beginning at approximately 1:00 PM ET today until 11:59 PM ET on June 6, 2024. The telephone replay is available by calling (412) 317-6671 (toll/international) or (844) 512-2921 (toll free). The access code is 13745995.

About Build-A-Bear

Since its beginning in 1997, Build-A-Bear has evolved to become a beloved multi-generational brand focused on its mission to “add a little more heart to life” where guests of all ages make their own “furry friends” in celebration and commemoration of life moments. Guests create their own stuffed animals by participating in the stuffing, dressing, accessorizing, and naming of their own teddy bears and other plush toys based on the Company’s own intellectual property and in conjunction with a variety of best-in-class licenses. The hands-on and interactive nature of our more than 500 company-owned, partner-operated and franchise experience locations around the world, combined with Build-A-Bear’s pop-culture appeal, often fosters a lasting and emotional brand connection with consumers, and has enabled the Company to expand beyond its retail stores to include e-commerce sales on www.buildabear.com and non-plush branded consumer categories via out-bound licensing agreements with leading manufacturers, as well as the creation of engaging content via Build-A-Bear Entertainment (a subsidiary of Build-A-Bear Workshop, Inc.). Build-A-Bear Workshop, Inc. (NYSE: BBW) posted consolidated total revenues of $486.1 million for fiscal 2023. For more information, visit the Investor Relations section of buildabear.com.

Forward-Looking Statements

This press release contains certain statements that are, or may be considered to be, “forward-looking statements” for the purpose of federal securities laws, including, but not limited to, statements that reflect our current views with respect to future events and financial performance. We generally identify these statements by words or phrases such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “future,” “potential” or “continue,” the negative or any derivative of these terms and other comparable terminology. All the information concerning our future liquidity, future revenues, margins and other future financial performance and results, achievement of operating of financial plans or forecasts for future periods, sources and availability of credit and liquidity, future cash flows and cash needs, success and results of strategic initiatives and other future financial performance or financial position, as well as our assumptions underlying such information, constitute forward-looking information.

These statements are based only on our current expectations and projections about future events. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements, including those factors discussed under the caption entitled “Risks Related to Our Business” and “Forward-Looking Statements” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 18, 2024 and other periodic reports filed with the SEC which are incorporated herein.

All our forward-looking statements are as of the date of this Press Release only. In each case, actual results may differ materially from such forward-looking information. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of or any material adverse change in one or more of the risk factors or other risks and uncertainties referred to in this Press Release or included in our other public disclosures or our other periodic reports or other documents or filings filed with or furnished to the SEC could materially and adversely affect our continuing operations and our future financial results, cash flows, available credit, prospects, and liquidity. Except as required by law, the Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

All other brand names, product names, or trademarks belong to their respective holders.

Investor Relations Contact

Gary Schnierow, Vice President, Investor Relations & Corporate Finance

garys@buildabear.com

Media Relations Contact

pr@buildabear.com

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BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(dollars in thousands, except share and per share data)

	13 Weeks		13 Weeks
	Ended		Ended
	May 4,	% of Total	April 29,	% of Total
	2024	Revenues (1)	2023	Revenues (1)
Revenues:
Net retail sales	$107,868	94.0	$112,096	93.4
Commercial revenue	5,985	5.2	6,688	5.6
International franchising	877	0.8	1,266	1.0
Total revenues	114,730	100.0	120,050	100.0
Cost of merchandise sold:
Cost of merchandise sold - retail (1)	49,415	45.8	50,904	45.4
Cost of merchandise sold - commercial (1)	2,533	42.3	3,358	50.2
Cost of merchandise sold - international franchising (1)	617	70.4	885	69.9
Total cost of merchandise sold	52,565	45.8	55,147	45.9
Consolidated gross profit	62,165	54.2	64,903	54.1

Selling, general and administrative expense	47,562	41.5	45,626	38.0
Interest (income) expense, net	(426)	(0.4)	(76)	(0.1)
Income before income taxes	15,029	13.1	19,353	16.1
Income tax expense	3,570	3.1	4,745	4.0
Net income	$11,459	10.0	$14,608	12.2

Income per common share:
Basic	$0.82		$1.01
Diluted	$0.82		$0.98
Shares used in computing common per share amounts:
Basic	13,925,957		14,457,858
Diluted	14,006,400		14,974,930

(1)

Selected statement of operations data expressed as a percentage of total revenues, except cost of merchandise sold - retail, cost of merchandise sold - commercial and cost of merchandise sold - international franchising that are expressed as a percentage of net retail sales, commercial revenue and international franchising, respectively.  Percentages will not total due to cost of merchandise sold being expressed as a percentage of net retail sales, commercial revenue or international franchising and immaterial rounding.

BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(dollars in thousands, except per share data)

	May 4,	February 3,	April 29,
	2024	2024	2023
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$38,233	$44,327	$32,819
Inventories, net	64,024	63,499	66,489
Receivables, net	9,547	8,569	13,307
Prepaid expenses and other current assets	12,046	11,377	13,503
Total current assets	123,850	127,772	126,118

Operating lease right-of-use asset	72,783	73,443	73,780
Property and equipment, net	53,897	55,262	50,385
Deferred tax assets	8,672	8,682	6,642
Other assets, net	6,074	7,166	4,785
Total Assets	$265,276	$272,325	$261,710

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$14,793	$16,170	$13,686
Accrued expenses	19,552	19,954	27,272
Operating lease liability short term	24,276	25,961	27,843
Gift cards and customer deposits	16,620	18,134	18,637
Deferred revenue and other	3,432	3,514	5,010
Total current liabilities	78,673	83,733	92,448

Operating lease liability long term	56,906	57,609	59,030
Other long-term liabilities	1,356	1,321	1,260

Stockholders' equity:
Common stock, par value $0.01 per share	139	142	149
Additional paid-in capital	64,065	66,330	70,324
Accumulated other comprehensive loss	(12,153)	(12,082)	(12,177)
Retained earnings	76,290	75,272	50,676
Total stockholders' equity	128,341	129,662	108,972
Total Liabilities and Stockholders' Equity	$265,276	$272,325	$261,710

BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
Unaudited Selected Financial and Store Data
(dollars in thousands)

	13 Weeks	13 Weeks
	Ended	Ended
	May 4,	April 29,
	2024	2023

Other financial data:

Retail gross margin ($) (1)	$58,453	$61,192
Retail gross margin (%) (1)	54.2%	54.6%
Capital expenditures (2)	$2,430	$3,065
Depreciation and amortization	$3,658	$3,080

Store data (3):
Number of corporately-managed retail locations at end of period
North America	317	312
Europe	40	37
Total corporately-managed retail locations	357	349

Number of franchised stores at end of period	77	63

Number of third-party retail locations at end of period	97	70

Corporately-managed store square footage at end of period (4)
North America	729,336	726,209
Europe	55,535	52,763
Total square footage	784,871	778,972

(1)

Retail gross margin represents net retail sales less cost of merchandise sold - retail.  Retail gross margin percentage represents retail gross margin divided by net retail sales. Store impairment is excluded from retail gross margin.

(2)	Capital expenditures represents cash paid for property, equipment, and other assets.
(3)	Excludes e-commerce. North American stores are located in the United States and Canada. In Europe, stores are located in the United Kingdom and Ireland. Seasonal locations not included in store count.
(4)

Square footage for stores located in North America is leased square footage.  Square footage for stores located in Europe is estimated selling square footage. Seasonal locations not included in the store count.

* Non-GAAP Financial Measures

BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP figures
(dollars in thousands)

	13 Weeks	13 Weeks
	Ended	Ended
	May 4,	April 29,
	2024	2023
Income before income taxes (pre-tax)	$15,029	$19,353
Interest (income) expense, net	(426)	(76)
Depreciation and amortization expense	3,658	3,080
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$18,261	$22,357